SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 17, 2011


                           SHAWCORE DEVELOPMENT CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                      333-162461               42-1766696
(State or other jurisdiction         (Commission              (IRS Employer
    of Incorporation)                File Number)         Identification Number)

                               329 Manchester Road
                               Deepcar, Sheffield
                             S36 2RB, United Kingdom
                    (Address of principal executive offices)

                              (011 44 161 884 0149)
                         (Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                           SHAWCORE DEVELOPMENT CORP.
                                    FORM 8-K
                                 CURRENT REPORT


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The Board of Directors of Shawcore Development Corp., a Nevada corporation (the "Company"), took the following actions by unanimous written consent on June 17, 2011: Mr. Gary Burkinshaw ("Mr. Burkinshaw") resigned from all positions with the Company, including Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and Director, and, as his final act, appointed Mr. Omar John Ahmadzai ("Mr. Ahmadzai") as the Company's Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and Director. Mr. Ahmadzai accepted such appointments. Mr. Burkinshaw informed the Company that his decision to resign was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

The biography for Mr. Ahmadzai is set forth below:

OMAR JOHN AHMADZAI. Mr. Ahmadzai is highly experienced in the areas of sales and marketing. From 1998 to 2000, Mr. Ahmadzai was the Vice President of Sales Driven Inc., which at the time was a startup information solutions provider for litigation support for law firms. As Vice President, Mr. Ahmadzai oversaw the sales force and client accounts. From 2000 to 2003, Mr. Ahmadzai was the Vice President and Sales Manager for Home Solutions Inc., a residential remodeling firm, which has locations throughout the east coast. During his time at Home Solutions, he was the number one sales consultant for the company on the east coast. From 2002 to 2005, Mr. Ahmadzai started Exteriors Unlimited LLC, a home building and remodeling firm, where he served as President. As President, he managed and oversaw all aspects of the firm. From 2005 to 2006, Mr. Ahmadzai was the Vice President of Sales of Traco Windows, Inc. Mr. Ahmadzai was chosen for this position due to his highly decorated accomplishments in the remodeling industry. As Vice President, he managed all sales throughout the nation, designed and implemented new sales programs, and directly oversaw regional sales managers. From 2005 to 2007, Mr. Ahmadzai was the Vice President of Empero Intenational, an international manufacturer of various products ranging from beverage and clothing lines to electronic devices and other retail products. As Vice President, he was responsible for international sales management and distribution, and he worked directly on new product development, branding product lines, marketing strategies, and coordinating global distribution. From 2006 to 2009, Mr. Ahmadzai worked as a consultant, developing and presenting marketing strategies and training programs for some of his previous employers, and for Tom Hopkins, and Zig Ziglar Seminars. Most recently from 2008 to present, Mr. Ahmadzai has been the founder and President of White Smile Global Inc. As President, he has designed, created and marketed the company and its products. As an executive officer and director, Mr. Ahmadzai brings a wealth of management and leadership experience to Shawcore Development Corp.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 28, 2011                 SHAWCORE DEVELOPMENT CORP.


                                    By: /s/ Omar John Ahmadzai
                                        ----------------------------------------
                                        Omar John Ahmadzai,
                                        President

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